United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 14, 2019

Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway Suite 155 Alpharetta, GA	30004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2019, the board of directors of Priority Technology Holdings, Inc. (the “Company”) approved a cash bonus award for the year ended December 31, 2018 for Thomas C. Priore, the Company’s President, Chief Executive Officer and Chairman and one of the Named Executive Officers identified in the Company’s Prospectus/Offer to Exchange, dated as of February 11, 2019 (the “Prospectus”). The award was made pursuant to that certain Director Agreement, dated as of May 21, 2014, as amended by Amendment No. 1 thereto dated as of April 19, 2018, between certain subsidiaries of the Company and Thomas C. Priore. As of the filing of the Prospectus, the amount of the cash bonus award for 2018 for Thomas C. Priore had not been determined and, therefore, was not included in the 2018 Summary Compensation Table included in the Prospectus. All other compensation for Thomas C. Priore and the other Named Executive Officers for 2018 was previously reported by the Company in the 2018 Summary Compensation Table on page 103 of the Prospectus. Pursuant to Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K and Item 5.02(f) of Form 8-K, the amount of the cash bonus award for 2018 for Thomas C. Priore was $400,000 and the total compensation for 2018 for Thomas C. Priore, recalculated to include the cash bonus award for 2018, was $900,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2019

PRIORITY TECHNOLOGY HOLDINGS, INC.

	By:	/s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer